As filed with the Securities and Exchange Commission on March 17, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CENTURY ALUMINUM COMPANY*
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3070826 (IRS Employer Identification No.)

*See Table of Additional Registrants

One South Wacker Drive, Suite 1000
Chicago, Illinois 60606
(312) 696-3101

(Address: including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John DeZee
Executive Vice President, General Counsel and Secretary
Century Aluminum Company
One South Wacker Drive, Suite 1000
Chicago, Illinois 60606
(312) 696-3101

(Name, address, including zip code, and telephone number, including area code, of agent of service)

With a copy to:

John T. Blatchford
Christopher G. Barrett
Vedder Price P.C.
222 N. LaSalle Street
Chicago, Illinois 60601
(312) 609-7500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Century Aluminum Holdings, LLC	Delaware	20-0978660
Century Aluminum Sebree LLC	Delaware	46-2657599
Century Aluminum of Kentucky General Partnership	Kentucky	31-1651182
Century Aluminum of Kentucky LLC	Delaware	61-1385742
Century Aluminum of South Carolina, Inc.	Delaware	94-2487215
Century Anodes US, Inc.	California	80-0802557
Century California LLC	Delaware	20-8077431
Century Kentucky, Inc.	Delaware	61-1385743
Century Louisiana, Inc.	Delaware	83-0413091
Century Marketer LLC	Delaware	46-2119242
Hancock Aluminum LLC	Delaware	43-2005628
Metalsco, LLC	Georgia	58-2020519
Mt. Holly Commerce Park, LLC	South Carolina	57-1091559
NSA General Partnership	Kentucky	51-0562317
Skyliner, LLC	Delaware	58-1943987

Address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices: One South Wacker Drive, Suite 1000, Chicago, Illinois 60606; (312) 696-3101.

Explanatory Note

This Registration Statement on Form S-3 of Century Aluminum Company (the “Registrant”) is being filed in connection with the Registrant’s transition from its Registration Statement on Form S-3 (Commission File No. 333-265125), as amended, which was an automatic shelf registration statement, to this Registration Statement because the Registrant is no longer a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 17, 2023

PROSPECTUS

$350,000,000

Common Stock
Preferred Stock
Debt Securities
Guarantees
Warrants
Depositary Shares
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units

We may offer and sell up to $350,000,000 in the aggregate of any of the securities identified above from time to time.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “CENX.” Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 13 of this prospectus.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 4 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2023.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free-writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free-writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf registration process.” By using a shelf registration statement, we may sell at any time, and from time to time, up to $350,000,000 of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, including through one or more free-writing prospectuses, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement and other offering material, together with additional information described in the section entitled “Where You Can Find More Information.” Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless we state otherwise or the context otherwise requires, references to “Century Aluminum,” the “Company,” “us,” “we” or “our” in this prospectus mean Century Aluminum Company and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a)            Annual Report on Form 10-K for the year ended December 31, 2022; and

(b)            The description of our common stock contained in our Registration Statement on Form 8-A filed on September 29, 2009, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

We also incorporate by reference any filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of any offering covered by this prospectus and any applicable prospectus supplement.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may be identified by the words “believe,” “expect,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” All such forward-looking statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by us. Forward-looking statements include statements about the following subjects, among other things:

•	Our assessment of global and local financial and economic conditions;

•	Our assessment of the aluminum market and aluminum prices (including premiums);

•	Our assessment of alumina pricing, the outlook on when energy prices, both in the United States and Europe, may return to more normalized levels, costs associated with our other key raw materials and supply and availability of those key raw materials, including power (and related natural gas and coal), and the likelihood and extent of any power curtailments;

•	Our assessment of power prices and availability for our U.S. and European operations;

•	The impact of the COVID-19 pandemic and governmental guidance and regulations aimed at addressing the pandemic, including any possible impact on our business, operations, financial condition, results of operations, global supply chains or workforce;

•	The future financial and operating performance of the Company and its subsidiaries;

•	Our ability to successfully manage market risk and to control or reduce costs;

•	Our plans and expectations with respect to future operations of the Company and its subsidiaries, including any plans and expectations to curtail or restart production, including the expected impact of any such actions on our future financial and operating performance;

•	Our plans and expectations with regards to future operations of our Mt. Holly smelter, including our expectations as to the restart of curtailed production at Mt. Holly including the timing, costs and benefits associated with restarting curtailed production;

•	Our plans with regards to future operations of our Hawesville smelter, including our expectations as to the timing, costs and benefits associated with restarting curtailed production;

•	Our plans and expectations with regards to the Grundartangi casthouse project, including our expectations as to the timing, costs and benefits associated with the Grundartangi casthouse project;

•	Our ability to successfully obtain and/or retain competitive power arrangements for our operations;

•	The impact of Section 232 relief, including tariffs or other trade remedies, the extent to which any such remedies may be changed, including through exclusions or exemptions, and the duration of any trade remedy;

•	The impact of any new or changed law or regulation, including, without limitation, sanctions or other similar remedies or restrictions or any changes in interpretation of existing laws or regulations;

•	Our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities;

•	Our ability to access existing or future financing arrangements and the terms of any such future financing arrangements;

•	Our ability to repay or refinance debt in the future;

•	Our ability to recover losses from our insurance;

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•	Our assessment and estimates of our pension and other postretirement liabilities, legal and environmental liabilities and other contingent liabilities;

•	Our assessment of any future tax audits or insurance claims and their respective outcomes;

•	Negotiations with labor unions or future representation by a union of our employees;

•	Our assessment of any information technology-related risks, including the risk from cyberattacks or other data security breaches, including the cybersecurity incident that occurred on February 16, 2022;

•	Our plans and expectations regarding potential M&A including our ability to consummate such transactions and our assessments of certain risks associated with the same, including, for example, unforeseen costs and expenses associated with unidentified liabilities, and difficulties integrating an acquired asset into our existing operations; and

•	Our future business objectives, plans, strategies and initiatives, including our competitive position and prospects.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in Item 1A, “Risk Factors” of our Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and in other filings made with the SEC. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. Any forward-looking statement included in or incorporated by reference in this prospectus speaks only as of the date on which such statement is made, and other than as required under applicable securities laws, we do not assume any obligation to update, amend or clarify such statements to reflect events, new information or circumstances occurring after such date.

Century Aluminum Company

Century Aluminum Company is a global producer of primary aluminum and operates aluminum reduction facilities, or “smelters,” in the United States and Iceland. Aluminum is an internationally traded commodity, and its price is effectively determined on the London Metal Exchange (the “LME”), plus applicable regional and value-added product premiums. Our primary aluminum reduction facilities produce standard-grade and value-added primary aluminum products.

In addition to our primary aluminum assets, we own a carbon anode production facility located in the Netherlands (“Vlissingen”). Carbon anodes are consumed in the production of primary aluminum. Vlissingen supplies carbon anodes to our aluminum smelter in Grundartangi, Iceland. Each of our aluminum smelters in the United States produces anodes at on-site facilities. Our principal executive offices are located at One South Wacker Drive, Suite 1000, Chicago, IL 60606. Our telephone number is (312) 696-3101. Our website address is www.centuryaluminum.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

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Risk Factors

Investing in our securities involves risks. You should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2022 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Use of Proceeds

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, including refinancing of debt, capital expenditures or strategic investments. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the applicable prospectus supplement or other offering material. Until we apply the net proceeds for specific purposes, we may invest net proceeds in short-term or marketable securities.

Description of Securities

This prospectus contains summary descriptions of the capital stock, debt securities and guarantees, warrants, depositary shares, subscription rights, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered.

Description of Capital Stock

The following descriptions of our capital stock and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to our Amended and Restated Certificate of Incorporation (the “Certificate”), our Amended and Restated Bylaws (the “Bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”). Copies of our Certificate and Bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

As used in this “Description of Capital Stock,” the terms “we,” “our” and “us” refer only to Century Aluminum Company, a Delaware corporation, and not, unless otherwise indicated, to any of our subsidiaries.

As of the date hereof, our authorized capital stock consists of 200,000,000 shares, of which 195,000,000 shares are common stock, par value $0.01 per share, and 5,000,000 shares are preferred stock, par value $0.01 per share. As of February 23, 2023, there were 92,323,978 shares of common stock issued and outstanding, all of which were fully paid and non-assessable. As of December 31, 2022, there were 53,854 shares of preferred stock issued and outstanding.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CENX.”

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. The Certificate does not provide for cumulative voting in the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all the directors standing for election. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors from funds which are legally available for that purpose. Upon the liquidation, dissolution or winding up of Century Aluminum, the holders of our common stock are entitled to receive ratably any of our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All shares of our common stock currently outstanding and those to be issued upon the completion of any offering under a prospectus supplement will be fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are currently outstanding or which we may designate and issue in the future.

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Each prospectus supplement relating to a series of common stock may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of common stock.

Preferred Stock and Depositary Shares

Under the Certificate, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock without any vote or action by the holders of our common stock, of which 160,000 shares are designated as Series A Convertible Preferred Stock. See “-Series A Convertible Preferred Stock.” Our board of directors may issue preferred stock in one or more series and determine for each series the dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting that series, as well as the designation thereof. Depending upon the terms of preferred stock established by our board of directors, any or all of the preferred stock could have preference over the common stock with respect to dividends and other distributions and upon the liquidation of Century Aluminum. In addition, issuance of any shares of preferred stock with voting powers may dilute the voting power of the outstanding common stock.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock;

•	whether we will offer depositary shares representing shares of the preferred stock and if so, the fraction or multiple of a share of preferred stock represented by each depositary share; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Delaware Secretary of State and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

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Series A Convertible Preferred Stock

Shares Authorized and Outstanding. In 2008, we issued 160,000 shares of our Series A Convertible Preferred Stock, of which 53,854 shares were outstanding as of December 31, 2022. Glencore plc (“Glencore”) holds all shares of the issued and outstanding Series A Convertible Preferred Stock.

The issuance of common stock under our stock incentive programs, debt exchange transactions and any stock offering that excludes Glencore’s participation triggers anti-dilution provisions of the preferred stock agreement and results in the automatic conversion of shares of Series A Convertible Preferred Stock into shares of common stock. Our Series A Convertible Preferred Stock has a par value of $0.01 per share.

Dividend Rights. So long as any shares of our Series A Convertible Preferred Stock are outstanding, we may not pay or declare any dividend or make any distribution upon or in respect of our common stock or any other capital stock ranking on a parity with or junior to the Series A Convertible Preferred Stock in respect of dividends or liquidation preference, unless we, at the same time, declare and pay a dividend or distribution on the shares of Series A Convertible Preferred Stock (a) in an amount equal to the amount such holders would receive if they were the holders of the number of shares of our common stock into which their shares of Series A Convertible Preferred Stock are convertible as of the record date fixed for such dividend or distribution, or (b) in the case of a dividend or distribution on other capital stock ranking on a parity with or junior to the Series A Convertible Preferred Stock in such amount and in such form as (based on the determination of holders of a majority of the Series A Convertible Preferred Stock) will preserve, without dilution, the economic position of the Series A Convertible Preferred Stock relative to such other capital stock.

Voting Rights. The Series A Convertible Preferred Stock has no voting rights for the election of directors or on other matters where the shares of common stock have voting rights. However, we may not change the powers, preferences, or rights given to the Series A Convertible Preferred Stock, or authorize, create or issue any additional shares of Series A Convertible Preferred Stock without the affirmative vote of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding (voting separately as a class).

Liquidation Rights. Upon any liquidation, dissolution, or winding-up of Century Aluminum, the holders of shares of Series A Convertible Preferred Stock are entitled to receive a preferential distribution of $0.01 per share out of the assets available for distribution. In addition, upon any liquidation, dissolution or winding-up of Century Aluminum, if our assets are sufficient to make any distribution to the holders of the common stock, then the holders of shares of Series A Convertible Preferred Stock are also entitled to share ratably with the holders of common stock in the distribution of Century Aluminum’s assets (as though the holders of Series A Convertible Preferred Stock were holders of that number of shares of common stock into which their shares of Series A Convertible Preferred Stock are convertible). However, the amount of any such distribution will be reduced by the amount of the preferential distribution received by the holders of the Series A Convertible Preferred Stock.

Transfer Restrictions. Glencore is prohibited from transferring shares of Series A Convertible Preferred Stock to any party other than an affiliate who agrees to become bound by certain agreements associated with these shares.

Automatic Conversion. The Series A Convertible Preferred Stock automatically converts, without any further act of Century Aluminum or any holders of Series A Convertible Preferred Stock, into shares of common stock, at a conversion ratio of 100 shares of common stock for each share of Series A Convertible Preferred Stock, upon the occurrence of any of the following automatic conversion events:

•	if we sell or issue shares of common stock or any other stock that votes generally with our common stock, or the occurrence of any other event, including a sale, transfer or other disposition of common stock by Glencore, as a result of which the percentage of voting stock held by Glencore decreases, an amount of Series A Convertible Preferred Stock will convert to common stock to restore Glencore to its previous ownership percentage;

•	if shares of Series A Convertible Preferred Stock are transferred to an entity that is not an affiliate of Glencore, such shares of Series A Convertible Preferred Stock will convert to shares of our common stock, provided that such transfers may only be made pursuant to an effective registration statement;

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•	upon a sale of Series A Convertible Preferred Stock by Glencore in a Rule 144 transaction in which the shares of Series A Convertible Preferred Stock and our common stock issuable upon the conversion thereof are not directed to any purchaser, such shares of Series A Convertible Preferred Stock sold will convert to shares of our common stock; and

•	immediately prior to and conditioned upon the consummation of a merger, reorganization or consolidation to which we are a party or a sale, abandonment, transfer, lease, license, mortgage, exchange or other disposition of all or substantially all of our property or assets, in one or a series of transactions where, in any such case, all of our common stock would be converted into the right to receive, or exchanged for, cash and/or securities, other than any transaction in which the Series A Convertible Preferred Stock will be redeemed.

Optional Conversion. Glencore has the option to convert the Series A Convertible Preferred Stock in a tender offer or exchange offer, at the same conversion ratio as above, in which a majority of the outstanding shares of our common stock have been tendered by the holders thereof and not duly withdrawn at the expiration time of such tender or exchange offer, so long as the Series A Convertible Preferred Stock is tendered or exchanged in such offer.

Stock Combinations - Adjustments. If, at any time while the Series A Convertible Preferred Stock is outstanding, Century Aluminum combines outstanding common stock into a smaller number of shares, then the number of shares of common stock issuable on conversion of each share of Series A Convertible Preferred Stock will be decreased in proportion to such decrease in the aggregate number of shares of common stock outstanding.

Redemptions or Repurchases of Common Stock. We may not redeem or repurchase our common stock unless we redeem or repurchase, or otherwise make a payment on, a pro rata number of shares of the Series A Convertible Preferred Stock. These restrictions do not apply to our open market repurchases or our repurchases pursuant to our employee benefit plans.

Right of Redemption. The Series A Convertible Preferred Stock will be redeemed by Century Aluminum if any of the following events occur (at a redemption price based on the trading price of our common stock prior to the announcement of such event) and Glencore votes its shares of our common stock in opposition to such events:

•	we propose a merger, reorganization or consolidation, sale, abandonment, transfer, lease, license, mortgage, exchange or other disposition of all or substantially all of our property or assets where any of our common stock would be converted into the right to receive, or exchanged for, assets other than cash and/or securities traded on a national stock exchange or that are otherwise readily marketable; or

•	we propose to dissolve and wind up operations and any assets, other than cash and/or securities traded on a national stock exchange or that are otherwise readily marketable, are to be distributed to the holders of our common stock.

Provisions of the Certificate of Incorporation and Bylaws that May Have an Anti-Takeover Effect

Certain provisions in the Certificate and Bylaws, as well as the DGCL, may have the effect of discouraging transactions that involve an actual or threatened change in control of Century Aluminum. In addition, provisions of the Certificate, Bylaws and the DGCL may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.

Issuance of Preferred Stock. The Certificate provides our board of directors with the authority to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof.

Business Combinations. In addition to any affirmative vote required by law, the Certificate requires either: (1) the approval of a majority of the disinterested directors, (2) the approval of the holders of at least two-thirds of the aggregate voting power of the outstanding voting shares of Century Aluminum, voting as a class, or (3) the satisfaction of certain minimum price requirements and other procedural requirements, as preconditions to certain business combinations with, in general, a person who is the beneficial owner of 10% or more of our outstanding voting stock.

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Number of Directors; Removal; Vacancies. The Certificate provides that the number of directors shall not be less than three nor more than eleven. The directors shall have the exclusive power and right to set the exact number of directors within that range from time to time by resolution adopted by vote of a majority of the entire board of directors. The board can only be increased over eleven through amendment of the Certificate, which requires a resolution of the board and the affirmative vote of the holders of at least two-thirds of the aggregate voting power of the outstanding shares of stock generally entitled to vote, voting as a class.

The Certificate further provides that directors may be removed only by the affirmative vote of the holders of a majority of the outstanding shares of stock generally entitled to vote. In addition, interim vacancies or vacancies created by an increase in the number of directors may be filled only by a majority of directors then in office. The foregoing provisions would prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

No Stockholder Action by Written Consent; Special Meetings. The Certificate generally provides that stockholder action may be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Certificate and Bylaws also provide that, subject to the rights of the holders of any class or series of our preferred stock, special meetings of the stockholders may only be called by the board of directors, the executive committee or by the secretary of the Company upon written request of stockholders who have owned, in the aggregate, not less than 10% of all outstanding shares of common stock continuously for at least one year preceding such written request.

Stockholder Proposals. The Bylaws establish an advance notice procedure for nominations (other than by or at the direction of our board of directors) of candidates for election as directors at, and for proposals to be brought before, an annual meeting of stockholders. Subject to any other applicable requirements, the only business that may be conducted at an annual meeting is that which has been brought before the meeting by, or at the direction of, the board or by a stockholder who has given to the secretary of Century Aluminum timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of, the board, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected, will be eligible for election as directors.

Amendment of Certain Certificate Provisions or Bylaws. The Certificate requires the affirmative vote of the holders of at least two-thirds of the aggregate voting power of the outstanding shares of our stock generally entitled to vote, voting as a class, to amend certain provisions of the Certificate and Bylaws.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL, which generally prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (1) prior to such date the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding stock of the corporation, excluding shares owned by directors who are also officers of the corporation and shares owned by certain employee stock plans, or (3) on or after such date the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder. A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation’s voting stock within three years.

Limitation of Liability of Directors

The Certificate contains a provision eliminating the personal liability of our directors to us and our stockholders to the fullest extent permitted by applicable law. The Certificate also contains provisions generally providing for indemnification and advancement of expenses to our directors and officers to the fullest extent permitted by applicable law. In addition, we have entered into indemnification agreements with our directors.

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Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common stock.

Description of Debt Securities and Guarantees

The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free-writing prospectuses, summarizes the material terms and provisions of the debt securities that the Company may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that the Company may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

The Company may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. If the Company issues debt securities pursuant to an indenture, the trustee under such indenture will be specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference in this prospectus or applicable prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements the Company may enter into from time to time which are permitted under the debt securities or any indenture) to be entered into between the Company and the trustee named in the applicable prospectus supplement, which will be filed by amendment as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a periodic report filed under the Exchange Act, including the definitions of specified terms used in the indenture, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	whether or not the debt securities will have the benefit of a guarantee;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•	any optional redemption provisions, which would allow the Company to redeem the debt securities in whole or in part;

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•	any sinking fund or other provisions that would obligate the Company to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at the election of the Company or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances the Company will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities or any series thereof may be converted into or exchanged for securities or other property of us or any other person, and the terms and conditions of any such conversion or exchange;

•	the forms of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that the Company may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, the Company may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. Debt securities issued by Century Aluminum may be guaranteed by any of the subsidiary registrants under the registration statement of which this prospectus forms a part. The guarantees will be full and unconditional on a joint and several basis.

Description of Warrants

The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

General

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached to or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

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•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Description of Subscription Rights

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the purchaser receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. Each applicable prospectus supplement may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such subscription rights. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

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Description of Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.

The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Each applicable prospectus supplement may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

Plan of Distribution

The Company may sell common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts and/or stock purchase units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

•	The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

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In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

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Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the Nasdaq Global Select Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

Validity of the Securities

The validity of the securities being offered hereby will be passed upon for us by Vedder Price P.C., Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The financial statements of Century Aluminum Company and subsidiaries incorporated by reference in this prospectus, and the effectiveness of Century Aluminum Company and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement under the Securities Act of 1933 to which this prospectus relates. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and in the exhibits attached or incorporated by reference in the registration statement. For further information about us and our securities, you should refer to the registration statement and to any applicable supplement(s) to this prospectus.

We file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are also available to the public from the SEC’s website at www.sec.gov. You can also access our SEC filings through our website at www.centuryaluminum.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See “Incorporation by Reference.”

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You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Century Aluminum Company
One South Wacker Drive, Suite 1000
Chicago, Illinois 60606
(312) 696-3101
Attn: Secretary

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate, subject to future contingencies of the expenses to be incurred by Century Aluminum in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee		$38,750
Legal fees and expenses			*
Trustee fees and expenses			*
Accounting fees and expenses			*
Printing fees			*
Rating agency fees			*
Miscellaneous			*
Total	$		*

*	These fees and expenses are calculated based on the type and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

California

Century Anodes US, Inc. is incorporated under the California Corporations Code.

Section 317 of the California Corporations Code provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a judgment in its favor, because such person is or was an agent of the corporation (as defined in Section 317(a) of the California Corporations Code), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has may indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent a court determines otherwise. A corporation may advance expenses incurred in defending any proceeding upon the receipt of an undertaking to repay the amount advanced if it is ultimately determined that the agent is not entitled to indemnification. A corporation may purchase and maintain insurance on behalf of any agent against liability arising out of such agent’s capacity or status, whether or not the corporation would have the power to indemnify such person against such liability.

The bylaws of Century Anodes US, Inc. provide that the company shall indemnify any person made a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was an agent of the company against expenses incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the company and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. In certain circumstances, the company shall indemnify any person made a party to any action by or in the right of the company by reason of the fact that such person is or was an agent of the company against expenses incurred in connection with such proceeding if such person acted in good faith, in a manner such person believed to be in the best interests of the company and its shareholders.

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Delaware

Century Aluminum Company, Century Aluminum of South Carolina, Inc., Century Kentucky, Inc. and Century Louisiana, Inc. are incorporated under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision to limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption, or (4) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of Century Aluminum Company provides for such limitation of liability.

Section 145 of the DGCL provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation, as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually or reasonably incurred.

The certificate of incorporation of Century Aluminum Company provide for indemnification to fullest extent permitted by Section 145 of the DGCL of all persons who we have the power to indemnify under such section. In addition, we maintain officers’ and directors’ liability insurance, which insures against liabilities that our officers and directors may incur in such capacities.

The bylaws of Century Aluminum of South Carolina, Inc. provide that any eligible person who has been successful with respect to any claim shall be reimbursed by the company for such person’s reasonable expense. In addition, any eligible person who has been partially unsuccessful shall be reimbursed for his reasonable expense and for any liability upon a finding that he acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Century Aluminum Holdings, LLC, Century Aluminum Sebree LLC, Century Aluminum of Kentucky LLC, Century California LLC, Century Marketer LLC, Hancock Aluminum LLC and Skyliner, LLC are organized under the Delaware Limited Liability Company Act.

Section 108 of the Delaware Limited Liability Company Act provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands.

Each of the operating agreements of Century Aluminum Sebree LLC, Century California LLC, Century Marketer LLC, Hancock Aluminum LLC and Skyliner, LLC provides that the company shall indemnify each member, manager and officer of the company to the fullest extent permitted by Delaware law.

The operating agreement of Century Aluminum Holdings, LLC provides that the company shall indemnify each person in accordance with and to the full extent now or hereafter permitted by law.

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The operating agreement of Century Aluminum of Kentucky LLC provides that the company shall indemnify any person made a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was a member, manager, employee or agent of the company against expenses incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. In certain circumstances, the company shall indemnify any person made a party to any action by or in the right of the company by reason of the fact that such person is or was a member, manager, employee or agent of the company against expenses incurred in connection with such proceeding if such person acted in good faith, in a manner such person believed to be in or not opposed to the best interests of the company.

Georgia

Metalsco, LLC is organized under the Georgia Limited Liability Company Act.

Section 306 of the Georgia Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in the articles of organization or a written operating agreement, a limited liability company may indemnify any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company. A limited liability company may not indemnify any member or manager for any liability (1) for intentional misconduct or a knowing violation of law, or (2) for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement.

The operating agreement of Metalsco, LLC provides that the company shall indemnify each member, manager and officer of the company to the fullest extent permitted by Georgia law.

Kentucky

Century Aluminum of Kentucky General Partnership and NSA General Partnership are organized under the Kentucky Revised Uniform Partnership Act.

Section 401 of the Kentucky Revised Uniform Partnership Act provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

South Carolina

Mt. Holly Commerce Park, LLC is organized under the South Carolina Uniform Limited Liability Company Act.

Section 403 of the South Carolina Uniform Limited Liability Company Act provides that a limited liability company shall indemnify a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The operating agreement of Mt. Holly Commerce Park, LLC provides that the company shall indemnify the members of the company to the fullest extent permitted by South Carolina law.

II-3

Item 16. Exhibits

The following Exhibits are filed as part of this Registration Statement:

1.1*	Form of Underwriting Agreement.
1.2*	Form of Agency Agreement.
1.3*	Form of Distribution Agreement.
4.1	Amended and Restated Certificate of Incorporation of Century Aluminum Company (incorporated by reference to Exhibit 3.1 to Century Aluminum’s Quarterly Report on Form 10-Q filed on November 9, 2012).
4.2	Amended and Restated Bylaws of Century Aluminum Company (incorporated by reference to Exhibit 3.1 to Century Aluminum’s Current Report on Form 8-K filed on December 6, 2019).
4.3	Form of Stock Certificate (incorporated by reference to Exhibit 3.1 to Century Aluminum’s Annual Report on Form 10-K filed on February 28, 2018).
4.4	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Century Aluminum Company, dated July 7, 2008 (incorporated by reference to Exhibit 3.1 to Century Aluminum’s Current Report on Form 8-K filed on July 8, 2008).
4.5	Indenture for Century Aluminum Company’s 2.75% Convertible Senior Notes due 2028, dated as of April 9, 2021, by and among Century Aluminum Company, as issuer, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Century Aluminum’s Current Report on Form 8-K filed on April 12, 2021).
4.6	Form of Note for the Indenture for Century Aluminum Company’s 2.75% Convertible Senior Notes due 2028, dated as of April 9, 2021, between Century Aluminum Company, as issuer, and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.2 to Century Aluminum’s Current Report on Form 8-K filed on April 12, 2021).
4.7	Indenture for Century Aluminum Company’s 7.5% Senior Secured Notes due 2028, dated as of April 14, 2021, by and among Century Aluminum Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.1 to Century Aluminum’s Current Report on Form 8-K filed on April 15, 2021).
4.8	Form of 7.5% Note for the Indenture for Century Aluminum Company’s 7.5% Senior Secured Notes due 2028, dated as of April 14, 2021, by and among Century Aluminum Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.2 to Century Aluminum’s Current Report on Form 8-K filed on April 15, 2021).
4.9	Form of Senior Indenture of Century Aluminum Company (incorporated by reference to Exhibit 4.5 to Century Aluminum’s Registration Statement on Form S-3 filed on November 7, 2014).
4.10	Form of Subordinated Indenture of Century Aluminum Company (incorporated by reference to Exhibit 4.6 to Century Aluminum’s Registration Statement on Form S-3 filed on November 7, 2014).
4.11*	Form of Designating Amendment for Preferred Stock.
4.12*	Form of Preferred Stock Certificate.
4.13*	Form of Deposit Agreement.
4.14*	Form of Depositary Receipt Certificate.
4.15*	Form of Warrant Agreement.
4.16*	Form of Warrant Certificate.
4.17*	Form of Subscription Rights Agreement, including form of Rights Certificate.
4.18*	Form of Stock Purchase Contract.
4.19*	Form of Unit Agreement.
5.1†	Opinion of Vedder Price P.C.
23.1†	Consent of Deloitte & Touche LLP.
23.2†	Consent of Vedder Price P.C. (included in Exhibit 5.1).
24.1†	Powers of Attorney
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture of Century Aluminum Company (to be filed prior to any issuance of senior debt securities).
25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture of Century Aluminum Company (to be filed prior to any issuance of subordinated debt securities).
107.1†	Fee Table.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the Registration Statement.
**	To be filed, if necessary, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
†	Filed herewith.

II-4

Item 17. Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-5

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-6

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY ALUMINUM COMPANY

By:	/s/ JESSE E. GARY
Jesse E. Gary
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JESSE E. GARY	President and Chief Executive Officer and	March 17, 2023
Jesse E. Gary	Director (Principal Executive Officer)

*	Chairman	March 17, 2023
Andrew Michelmore

*	Director	March 17, 2023
Jarl Berntzen

*	Director	March 17, 2023
Errol Glasser

*	Director	March 17, 2023
Wilhelm van Jaarsveld

*	Director	March 17, 2023
Jennifer Bush

/s/ GERALD C. BIALEK	Executive Vice President and Chief Financial	March 17, 2023
Gerald C. Bialek	Officer (Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President and Chief Accounting Officer	March 17, 2023
Robert Hoffman	(Principal Accounting Officer)

*By: /s/ JOHN DEZEE		March 17, 2023
John DeZee, as Attorney-in-fact

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY ALUMINUM HOLDINGS, LLC.

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Executive Vice	March 17, 2023
John DeZee	President, Century Aluminum Company, as Manager
(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY ALUMINUM SEBREE LLC

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; President, Century	March 17, 2023
John DeZee	Kentucky, Inc., as Manager
(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY ALUMINUM OF KENTUCKY GENERAL
PARTNERSHIP

By: Metalsco, LLC, Managing General Partner

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Manager, Metalsco,	March 17, 2023
John DeZee	LLC, Managing General Partner
(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer; Manager,	March 17, 2023
Michelle M. Harrison	Metalsco, LLC, Managing General Partner
(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President, Metalsco, LLC, Managing	March 17, 2023
Robert F. Hoffman	General Partner
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY ALUMINUM OF KENTUCKY, LLC

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Manager	March 17, 2023
John DeZee	(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer; Manager	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY ALUMINUM OF SOUTH CAROLINA, INC.

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Director	March 17, 2023
John DeZee	(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer; Director	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY ANODES US, INC.

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Director	March 17, 2023
John DeZee	(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer; Director	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY CALIFORNIA LLC

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; President, Century	March 17, 2023
John DeZee	Kentucky, Inc., as Manager
(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY KENTUCKY, INC.

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Director	March 17, 2023
John DeZee	(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer; Director	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY LOUISIANA, INC.

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Director	March 17, 2023
John DeZee	(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer; Director	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

CENTURY MARKETER LLC

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; President, Century	March 17, 2023
John DeZee	Kentucky, Inc., as Manager
(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

HANCOCK ALUMINUM LLC

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; President, Century	March 17, 2023
John DeZee	Kentucky, Inc., as Manager
(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

METALSCO, LLC

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Manager	March 17, 2023
John DeZee	(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer; Manager	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

MT. HOLLY COMMERCE PARK, LLC

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Manager,	March 17, 2023
John DeZee	(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer; Manager	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

NSA GENERAL PARTNERSHIP

By:	Century Kentucky, Inc., Managing General Partner

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; Director, Century	March 17, 2023
John DeZee	Kentucky, Inc., Managing General Partner
(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer; Director,	March 17, 2023
Michelle M. Harrison	Century Kentucky, Inc., Managing General
Partner
(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President, Century Kentucky, Inc.,	March 17, 2023
Robert F. Hoffman	Managing General Partner
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 2023.

SKYLINER, LLC

By:	/s/ JOHN DEZEE
John DeZee
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DEZEE	President and Secretary; President, Century	March 17, 2023
John DeZee	Kentucky, Inc., as Manager
(Principal Executive Officer)

/s/ MICHELLE M. HARRISON	Vice President and Treasurer	March 17, 2023
Michelle M. Harrison	(Principal Financial Officer)

/s/ ROBERT HOFFMAN	Vice President	March 17, 2023
Robert F. Hoffman	(Principal Accounting Officer)